SCHEDULE 14A
                                 (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|  Preliminary Proxy Statement           |_|  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12


                            POST PROPERTIES, INC.
               (Name Of Registrant As Specified In Its Charter)

                                JOHN A. WILLIAMS
                                  ROY E. BARNES
                             FRANCIS L. BRYANT, JR.
                                 PAUL J. DOLINOY
                                THOMAS J.A. LAVIN
                                GEORGE R. PUSKAR
                                EDWARD LOWENTHAL
                                 CRAIG G. VOUGHT
                             WILLIAM A. PARKER, JR.
                                   J.C. SHAW
   (Name Of Person(s) Filing Proxy Statement, If Other Than The Registrant)


Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
   (2) Aggregate number of securities to which transaction applies:
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction:
   (5) Total fee paid:

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:
   (2) Form, Schedule or Registration Statement No.:
   (3) Filing Party:
   (4) Date Filed:

POST PROPERTIES SHAREHOLDERS:
-----------------------------

                          WHO DO YOU TRUST TO ENHANCE
                               SHAREHOLDER VALUE?

We are the designated Chairman and Chief Executive Officer of Post Properties, if the slate of independent director nominees is elected at the May 22 Annual Meeting.

IF ELECTED, OUR NOMINEES WOULD IMMEDIATELY:

o Form a special committee of independent directors to evaluate all strategic alternatives, including a sale of the company or a merger, and pursue those that will maximize shareholder value.

o    Put in place measures to improve operating performance.

o    Implement the highest corporate governance standards.

POST'S INCUMBENT DIRECTORS HAVE:

o Failed to explore a bona fide, cash acquisition proposal not subject to any financing condition they received on March 14, 2003;

o Refused to form a Special Committee of the Board to explore all alternatives to enhance shareholder value; and

o Hastily embraced some of our shareholder friendly corporate governance provisions, after proposing just the opposite just three months ago.

OUR PERSPECTIVE ON THESE SUBJECTS IS CLEAR:

commenting on the GID acquisition proposal: "IT IS OUR DUTY AND OBLIGATION AS DIRECTORS OF THE COMPANY TO ALWAYS SEEK TO MAXIMIZE THE FULL VALUE OF OUR COMPANY FOR OUR SHAREHOLDERS AND UNITHOLDERS, to the exclusion of any other interest."1

WE'RE SURPRISED THAT DIRECTORS OF A PUBLIC COMPANY WOULD NOT AT LEAST PURSUE DISCUSSIONS WITH A POTENTIAL BUYER WHO OFFERED SUCH AN OPENING PROPOSAL.

"CLEARLY, THE BEST WAY TO EXPLORE ENHANCING SHAREHOLDER AND UNITHOLDER VALUE IS BY FORMING A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS to consider alternatives and to recommend to the board a course of action which will enhance shareholder value."1 on the board's consideration of anti-takeover provisions: "AMENDING OUR BYLAWS IN THE MANNER PREVIOUSLY PROPOSED IS THE VERY TYPE OF ACTION THAT IS INAPPROPRIATE AT THIS TIME."


We think our nominees are the superior choice in terms of critical real estate experience, as well as independence from management.

Let's take the next step, elect the independent slate, and start the real work of realizing value for all shareholders.

                                 TIME IS SHORT.
                         THE FUTURE OF POST PROPERTIES
                               IS IN YOUR HANDS.

                         VOTE THE GOLD PROXY CARD TODAY


--------------------
1 John Williams letter to Board, February 20, 2003

--------------------------------------------------------------------------------
   IF YOU HAVE ALREADY MAILED YOUR WHITE PROXY AND WISH TO CHANGE YOUR VOTE,
 YOU HAVE EVERY LEGAL RIGHT TO DO SO. Please sign, date and mail the GOLD proxy card. ONLY THE LATEST DATED VOTE WILL BE COUNTED AT THE MEETING. We urge you to act promptly.
--------------------------------------------------------------------------------


Very truly yours,

/s/ George R. Puskar                /s/ Edward Lowenthal

George R. Puskar                    Edward Lowenthal
Chairman Designate                  Chief Executive Officer Designate


You may obtain a free copy of our proxy statement and other relevant documents by calling MacKenzie Partners, Inc. toll-free at (800) 322-2885 or (212) 929-5500 or by e-mail at PROXY@MACKENZIEPARTNERS.COM. Text of the letters to the Board, the proxy statement, which has been mailed to Post Properties shareholders, and other filings and information related to this solicitation can be found at WWW.POSTSHAREHOLDERS.COM.